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                                                                EXHIBIT 99(b)


                                                                     PROXY
                                Planters Bank


                               Revocable Proxy
                               ---------------

 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLANTERS BANK FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ______________________ , 1994)

        The undersigned hereby appoints ____________________ and ______________, and proxies for the undersigned, to represent and vote all shares of Common Stock of Planters Bank standing in my name on the books and records of Planters Bank at the close of business on _____________, 1994 which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at the main office of Planters Bank, 1202 E. Edwards Avenue, Tunica, Mississippi, on ___________, 1994 at 10:00 a.m., local time, and at any and all adjournement as follows:


                                               For        Against      Abstain
                                            ---------    ---------    ---------
1.  Approval of the Agreement and Plan of
Merger dated as of March 29, 1994, (the
"Merger Agreement") by and between First
Tennessee National Corporation ("FTNC") and
Planters Bank which provides that First
Tennessee Interim Bank, a newly chartered
and wholly-owned subsidiary of FTNC will
merge with and into Planters Bank, as a
result of which Planters Bank will become a
wholly-owned subsidiary of FTNC
                                            ---------    ---------    ---------
2.  At their discretion, on such other
business as may properly come before the
Special Meeting or any adjournments or
postponements thereof.
                                            ---------    ---------    ---------

NOTE:   The Board of Directors is not aware of any other business that may come before the meeting.
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             THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS
                       STATED IF NO CHOICE IS MADE HEREON


         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of Planters Bank at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Special Meeting called for the __________rd day of __________, 1994; and the Proxy Statement-Prospectus dated the __________th day of _______________, 1994 prior to the execution of this Proxy.


                                      ----------------------------------------
                                      Print Name of Shareholder

Date:
      ------------------              ----------------------------------------
                                      Signature of Shareholder


                                      ----------------------------------------
                                      Print Name of Shareholder

Date:
     -------------------              ----------------------------------------
                                      Signature of Shareholder

                                      (Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.
                                      If more than one trustee, all should
                                      sign.  If shares are held jointly, each
                                      holder should sign.)